EXHIBIT 10(b)






Dear Mr. _________:


Summit Bancorp hereby grants to you a non-qualified option (the "Option") to purchase _______ shares of Summit Bancorp Common Stock, par value $.80 per share ("Summit Stock") subject to the terms and conditions set forth in this grant letter. This Option grant and the Option are contingent, and shall take effect only, upon your commencement of employment with Summit Bank in accordance with your employment or retention agreement, as applicable, with Summit Bank dated September___, 2000 ("Agreement"). The exercise price of your Option is the average of the high and low sale prices of a share of Summit Bancorp Common Stock today on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source), or, if no share of Summit Stock is traded today, the last day on which one share of Summit Stock was traded.

Your Option is called "non-qualified" because it is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

When Your Option Can Be Exercised & Expiration Date

Your Option becomes exercisable on January 1, 2002 ("First Exercise Date"). Once your Option has become exercisable it can be exercised at any time in whole or in part until (and including) the tenth anniversary date of this grant letter (the "Expiration Date"). Any part of this Option which is not exercised on or before the Expiration Date will automatically and without further notice to you immediately terminate.

Notwithstanding the foregoing paragraph:

(i) Upon the occurrence of a Change in Control (as defined at Section 3(c)(4) of the Agreement), your Option will become immediately exercisable in full;

(ii) If your employment with Summit and its affiliates terminates prior to the First Exercise Date pursuant to Section 3(a)(7) of the Agreement, other than following the occurrence of a Change in Control, your Option shall terminate at the earlier to occur of your last day of employment or the Termination Date (as defined at Section 3(a) of the Agreement);

(iii) If your employment with Summit and its affiliates terminates prior to the First Exercise Date pursuant to Sections 3(a)(1) (employment agreements only), 3(a)(2), 3(a)(3), 3(a)(5), 3(a)(6) or 3(a)(8) of the Agreement,
      your Option becomes exercisable in accordance with Section 3(b)(2)(iv) of the Agreement;

(iv) If your employment with Summit and its affiliates terminates at any time pursuant to Section 3(a)(4) of the Agreement, your Option shall terminate at the earlier to occur of your last day of employment or the Termination Date; and

(v) The Compensation Committee of Summit Bancorp (the "Committee"), in its discretion, may determine that upon the occurrence of a Change in Control your Option shall terminate, notwithstanding the date upon which it otherwise would terminate, within a specified number of days (but not less than five (5) days) after notice of such termination is given to you, and that you shall receive in respect of such termination, with respect to each share of Summit Stock subject to any portion of your Option which has not theretofore been exercised, cash in an amount equal to the excess of (i) the fair market value of such share immediately prior to the date of termination over (ii) the exercise price per share of your Option; provided, however, that the date of termination of your Option shall not be earlier than five (5) days after the public announcement of the material terms of the Change in Control transaction, as determined in good faith by the Committee. The provisions contained in the preceding sentence shall be inapplicable to your Option if a Change in Control should occur within six (6) months of the date of this grant letter and you are a director or executive officer of Summit Bancorp or a beneficial owner of Summit Stock who is described in Section 16(a) of the Exchange Act unless an exemption under Section 16(b) is otherwise available; it being understood, however, that such provisions shall be applicable to the legal representative or permitted successor of a director or executive officer who has died or become disabled (as defined in Section 22(e)(3) of the Code) during such six-month period.

Nontransferability of the Option

This Option is not transferable other than by will or the laws of inheritance, descent and distribution. This means that during your lifetime this Option may be exercised only by you. This Option may also not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and is not subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions of this grant letter, or the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

How To Exercise

Any exercise of this Option must be in a writing addressed to the Corporate Secretary of Summit Bancorp at its principal place of business substantially in the form of Attachment A. The notice of exercise must specify the number of shares to be purchased and must specify a business day, which can be the same day as the date of the notice but may not be more than fifteen (15) days from the date of the notice, for payment of the full purchase price. For purposes of the Option, an exercise is effective on the date that both the notice of exercise and full payment of the purchase price have been received by the Corporate Secretary of Summit Bancorp and certificates representing the shares so purchased (the "Purchased Shares") will bear that date.

Methods of Paying the Purchase Price

Payment for the Purchased Shares may be made by any one or more of the following methods:

(i) By delivering a certified, bank cashier's or bank treasurer's check payable to the order of Summit Bancorp ("Cash Exercise Method"). You are not permitted to borrow from Summit Bancorp or any direct or indirect subsidiary of Summit Bancorp for the purpose of exercising this Option in whole or in part (except that "cashless exercises" through Summit
      Bancorp's securities broker affiliate, Summit Financial Services Group, Inc., as described in (iii) below are permitted);

(ii) Subject to certain restrictions and certain conditions discussed below, by delivering shares of Summit Common Stock (in proper form for transfer and accompanied by any required stock transfer stamps or equivalent cash amount) ("Stock Exercise Method"). Summit Stock delivered in payment of all or any portion of the purchase price will be valued at its "fair market value." For all purposes under this Option, "fair market value" will be determined as follows: If Summit Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the Unites States pursuant to unlisted trading privileges granted by such exchanges (and approved by the U.S. Securities and Exchange Commission) on the date as of which fair market value must be or is to be determined (a "determination date"), fair market value shall be deemed to be the average of the high and low quotations at which Summit Stock is sold on such national securities exchanges, considered on a composite basis, on the determination date. If Summit Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by U.S. Securities and Exchange Commission) on such determination date, but Summit Stock is not traded on any of such exchanges on such date, or none of such national securities exchanges are open for business on such date, fair market value shall be determined as of the closest preceding date on which any of such exchanges shall have been open for business and Summit Stock shall have been traded. Notwithstanding any of the foregoing, the Committee shall at all times retain the power to establish fair market value in the event that, in its discretion, it determines that extraordinary circumstances or conditions have affected trading in Summit Stock on one or more such exchanges such that, in its judgement, the fair market value determined in accordance with the foregoing does not reflect the true fair market value of Summit Stock on such determination date. For all purposes under this Option, the determination by the Committee of the fair market value shall be conclusive; or

(iii) Subject to certain restrictions discussed below, by arranging for a "cashless exercise" of the Option through a securities broker such as Summit Bancorp's securities broker affiliate, Financial Services Group, Inc., and instructing the securities broker to forward full payment of the purchase price to the Corporate Secretary of Summit Bancorp.

Restrictions. As noted in clauses (ii) and (iii) above, certain restrictions apply to the use of the Stock Exercise Method for exercising this Option and to "cashless exercises" of this Option. In particular, certain employees of Summit Bancorp will not be able to use the Stock Exercise Method to pay any part of the purchase price of the Option, or to arrange for a "cashless exercise" of the Option, during trading "blackout" periods imposed by Summit Bancorp to comply with the Federal securities laws. Additionally, no employee possessing material inside information about Summit Bancorp may use the Stock Exercise Method to pay any part of the purchase price of the Option, or to arrange for a "cashless exercise" of the Option, while in possession of the material inside information. The Cash Exercise Method of exercising this Option will always be available even during a "blackout" period when these restrictions might apply. At the time you wish to exercise this Option, the Summit Corporate Secretary Department will advise you whether any such restrictions apply to you.

Conditions. As noted in clause (ii) above, certain conditions must be satisfied before Summit Stock can be used to pay for any part of the purchase price of the Option. In particular, Summit Stock must be held for six months before it can be used to pay for any exercise of the Option. "Ownership" of any Summit Stock acquired through an award of stock under one of Summit's stock compensation plans does not begin until all transfer restrictions applicable to the particular stock, if any, have lapsed.

Conditions on the Exercise of the Option

Certificate Legends and Compliance with Securities Laws. Summit Bank has agreed at Section 4(e) of the Agreement to maintain an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Without there occurring a waiver of your rights under that provision:

(i) If Summit Bancorp in its sole discretion determines that it is necessary in order to comply with applicable securities laws, the certificate or certificates representing the Purchased Shares will bear a legend in form and substance determined to be appropriate by Summit Bancorp under such laws.

(ii) In addition, you hereby promise and agree with Summit Bancorp that if, at the time of exercise of this Option, there does not exist a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares being purchased, as a condition precedent to your right to exercise the Option you will represent and warrant to Summit Bancorp (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof and
      (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion, in form and substance satisfactory to Summit Bancorp from counsel for or approved by Summit Bancorp as to the availability of such exemption.

Payment of Taxes. Certain federal and state laws require Summit Bancorp or the subsidiary corporation by which you are employed, at the time or times that you may exercise this Option, to collect from you an amount of money which in the aggregate satisfies all applicable federal and state withholding tax requirements and the federal Social Security tax requirement (unless your earned income is not subject to Social Security tax at the time of exercise or the federal Social Security tax requirement is otherwise not applicable to you) calculated on basis of the excess of (i) the aggregate market value on the date of exercise of the Purchased Shares (the average of the high and low sale prices on such date times the number of Purchased Shares) over (ii) the aggregate exercise price of such Purchased Shares. You promise and agree to pay such taxes to Summit Bancorp. Summit Bancorp is required to collect certain minimum amounts from employees pursuant to Federal and State requirements (currently about 38%) regardless of an employee's personal tax situation.

Withholding taxes are due from you at the withholding rate you elect on Attachment B. You may pay as follows:

(i) By delivering a certified, bank cashier's or bank treasurer's check payable to the order of Summit Bancorp using existing personal funds ("Cash Tax Method");

(ii) Subject to certain restrictions discussed below, by arranging for proceeds from a full or partial "cashless exercise" of the Option to be forwarded to the Summit Bancorp Corporate Secretary Department by the securities broker handling the cashless exercise;

(iii) If you elect the minimum withholding rate on Attachment B, subject to certain restrictions discussed below, by instructing Summit Bancorp to withhold Purchased Shares at this minimum rate; or

(iv) If you elect a withholding rate on Attachment B which is higher than the minimum withholding rate, subject to certain restrictions discussed below, by: (a) instructing Summit to withhold Purchased Shares at the minimum withholding rate; and (b) paying for the balance of the tax owed at the higher withholding rate through a method described at clause (i) or clause (ii) above.

If you choose to pay the tax obligation which arises upon an exercise of this Option by the Cash Tax Method (clause (i) above), you need do nothing at the time of exercise other than properly complete Attachments A and B and return them to the Summit Bancorp Corporate Secretary Department. After receiving Attachments A and B from you, Summit Bancorp will calculate the amount of taxes you owe and notify you by letter of this amount. You agree that promptly upon receiving this notice from Summit Bancorp you will forward full payment to

Summit Bancorp. In the event that Summit Bancorp does not promptly receive such payment, you agree that Summit Bancorp or the subsidiary corporation by which you are employed shall have the authority to withhold from any cash compensation payable or paid to you, or on your behalf, enough to pay all tax liabilities arising on account of the exercise. You agree that Summit Bancorp may, in its discretion, (i) hold the stock certificate to which you are entitled by virtue of an exercise of this Option as security for the payment of the previously mentioned tax liabilities, until enough cash to pay the liabilities has been collected, and (ii) pay your tax liabilities by selling such stock if (a) payment is not promptly received, (b) in Summit Bancorp's judgement, enough cash cannot be withheld from future compensation to pay such taxes or (c) both circumstances (a) and (b) exist.

If you elect to pay your taxes by having Purchased Shares withheld (under either clause (iii) or (iv) above), the election must be made on Attachment B and the properly completed Attachment B must be received by the Corporate Secretary Department of Summit Bancorp on or before the date the exercise of the Option is effective. The Summit Stock used to pay your tax obligation will be valued at its fair market value on the effective date of the exercise of the Option. An election to pay your tax withholding obligation by having Summit withhold Purchased Shares cannot be changed. The election is also subject to the approval of the Compensation Committee.

Restrictions. As noted in clauses (ii), (iii) and (iv) above, certain restrictions could apply to you if you elect to pay your tax withholding obligation by having proceeds of a cashless exercise of the Option paid to Summit Bancorp or by directing Summit Bancorp to withhold Purchased Shares. In particular, certain employees of Summit Bancorp will not be able to have Purchased Shares withheld to pay their tax liabilities, or to arrange for a "cashless exercise" of the Option, during trading "blackout" periods imposed by Summit Bancorp to comply with the Federal securities laws or to ensure pooling-of-interest accounting treatment for certain of its acquisitions. Additionally, no employee possessing material inside information about Summit Bancorp will be able to have Purchased Shares withheld to pay their tax liabilities, or to arrange for a "cashless exercise" of the Option, while in possession of the material inside information. The Cash Tax Method of paying withholding tax liabilities will always be available during any "blackout" period when these restrictions might apply. At the time you wish to exercise this Option, the Summit Corporate Secretary Department will advise you whether any such restrictions apply to you.

In addition, you acknowledge and agree that Summit Bancorp shall at all times have the right to modify, restrict or end (i) any method for exercising this Option other than the Cash Exercise Method, and (ii) any method for paying tax liabilities arising in connection with the exercise of this Option other than the Cash Tax Method.

Adjustments of Shares;  Effect of Certain Transactions

In the event of any change in the outstanding shares of Summit Bancorp. through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-off, spin-off, combination of shares, or other like change in capital structure of Summit Bancorp., an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities or other property as would have been received in respect of the shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the number of shares and price per share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options and the determination of the Committee as to these matters shall be conclusive. All adjustments shall be rounded down to the next lower full share.

Amendment

The Board of Directors may, from time to time, amend the Options (including amendments which accelerate the exercisability of Options) in conjunction with an amendment of all options outstanding under all option plans of Summit Bancorp, provided that no amendment shall adversely affect the rights and obligations under the Options without the consent of the holder of the Option. In addition, interpretations of administrative provisions of the stock option plans of Summit Bancorp by the Board of Directors of Summit Bancorp or the Committee shall apply to like administrative provisions of this Option.

Governing Law

The Options and related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.


On Behalf of Summit Bancorp,
                             Please indicate you acceptance of this option grant on the terms provided for herein by signing below:
-------------------------
                                         --------------------------
Executive Vice President                 (Signature)

                                         --------------------------
                                         (Name of Executive)





Attachments:
A - Notice of Option Exercise
B - Tax Election Form